Exhibit 10.17

SEVENTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of January 1, 2025 and amends the Employment Agreement (defined below), between Lantern Pharma Inc. (the “Company”) and Kishor G. Bhatia (“Executive”). The Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Executive have entered into the Employment Agreement, dated as of June 16, 2020 and previously amended as of March 4, 2021, January 1, 2022, May 1, 2022, January 1, 2023, December 28, 2023, and July 30, 2024 (collectively, the “Employment Agreement”), wherein the Company is employing Executive as the Company’s Chief Scientific Officer; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to (a) adjust the minimum number of hours devoted by Executive per week to the scientific, clinical and therapeutic development operations, and affairs of the Company, (b) make a proportionate adjustment in the base salary compensation of Executive, and (c) reflect the extension of the term of the Employment Agreement until January 15, 2026.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other legal and valuable consideration, the Parties agree as follows:

1.	Section 1.3 of the Employment Agreement is hereby amended to read in its entirety as follows:

“Duties. Executive shall have such authority and duties as are usual and customary for the position described in Section 1.1. Executive shall perform such other services and duties as the Company may from time to time designate, provided that such services and duties are consistent with Executive’s present duties. Prior to January 1, 2025, Executive has devoted such time to the scientific, clinical and therapeutic development operations, and affairs of the Company as have previously been agreed to in writing by Executive and the Company. Commencing January 1, 2025, Executive shall devote a minimum of 24 hours per week (consisting of approximately 3 days per week) to the scientific, clinical and therapeutic development operations, and affairs of the Company.”

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2.	Section I of Exhibit A to the Employment Agreement is hereby amended to read in its entirety as follows:

“Base Salary. The Company shall pay Executive an initial pre-tax base salary (“Initial Base Salary”) of $100,000 (One Hundred Thousand U.S. Dollars) per annum, less all applicable withholdings, with such Initial Base Salary to be paid in accordance with the Company’s standard payroll practices. Commencing March 4, 2021, the Initial Base Salary shall be increased to $133,333 (One Hundred Thirty Three Thousand Three Hundred Thirty Three U.S. Dollars) per annum, less all applicable withholdings, with such increased Initial Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after March 4, 2021 and prior to January 1, 2022. Commencing January 1, 2022, the Initial Base Salary shall be increased to $138,666.32 (One Hundred Thirty Eight Thousand Six Hundred Sixty Six U.S. Dollars and Thirty Two Cents) per annum, less all applicable withholdings, with such increased Initial Base Salary (“Adjusted Base Salary”) to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2022 and prior to May 1, 2022. Commencing May 1, 2022, the Adjusted Base Salary shall be increased to $175,000.00 (One Hundred Seventy Five Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after May 1, 2022 and prior to January 1, 2023. Commencing January 1, 2023, the Adjusted Base Salary shall be increased to $235,000.00 (Two Hundred Thirty Five Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2023 and prior to January 1, 2024. Commencing January 1, 2024, the Adjusted Base Salary shall be increased to $316,000.00 (Three Hundred Sixteen Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2024 and prior to January 1, 2025. Commencing January 1, 2025, the Adjusted Base Salary shall be decreased to $189,600.00 (One Hundred Eighty Nine Thousand Six Hundred U.S. Dollars) per annum, less all applicable withholdings, with such decreased Adjusted Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2025.”

3.	The first sentence of Section 1.4 of the Employment Agreement is hereby amended to read in its entirety as follows:

“The term of Executive’s employment under this Agreement shall begin on the Effective Date and, unless sooner terminated in accordance with Section 3, shall conclude on January 15, 2026 (the “Term”).”

4.	With the amendments set forth above, the Employment Agreement shall be deemed to run and continue without interruption from its date of commencement until January 15, 2026, unless earlier terminated after the execution hereof in accordance with Section 3 of the Employment Agreement. All other terms of and conditions to the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the date first set forth above.

COMPANY:

Lantern Pharma Inc.

By:	/s/ Panna Sharma
Panna Sharma
Chief Executive Officer

EXECUTIVE:

/s/ Kishor Bhatia
Kishor G. Bhatia

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